Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES Q1 2012
MONTHLY DIVIDEND OF $0.11 PER SHARE

VERO BEACH, FL -- December 16, 2011 -- ARMOUR Residential REIT, Inc. (NYSE: ARR – News) (NYSE Amex: ARR.WS) (“ARMOUR” or the “Company”) today announced its Board of Directors has declared a Q1 2012 monthly cash dividend rate for the Company’s Common Stock of $0.11 per share.

Q1 2012 Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
January 2012	$0.11	January 15, 2012	January 30, 2012

February 2012	$0.11	February 15, 2012	February 28, 2012

March 2012	$0.11	March 15, 2012	March 29, 2012

The Company expects Q4 2011 taxable REIT income will be equal to or will exceed dividends declared.

ARMOUR Residential REIT, Inc.
ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities (“RMBS”) issued or guaranteed by U.S. Government-chartered entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC (“ARRM”). ARMOUR Residential REIT, Inc. has elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ended December 31, 2009.

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

-MORE-

ARR Announces Q1 2012 Monthly Dividend

December 16, 2011

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

Jeffrey Zimmer
Co-Chief Executive Officer, President and Co-Vice Chairman
ARMOUR Residential REIT, Inc.
(772) 617-4340